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                                                                   EXHIBIT 10.22

                FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
                         AND JOINT ESCROW INSTRUCTIONS

This First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions ("Amendment") is entered into effective as of October 2, 1996 by Westlake Plaza Partners, a California limited partnership ("Seller") and Kilroy Industries, a California corporation ("Buyer").

                                   RECITALS

      A. Effective as of June 6, 1996 Seller and Buyer entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the "Agreement").

      B. By letter agreement dated July 17, 1996 (the "Letter Agreement") the parties extended the Contingency Period to July 24, 1996 and reduced the Deposit from Two Hundred Fifty Thousand Dollars ($250,000) to Fifty Thousand Dollars ($50,000).

      C. By this Amendment the parties desire to extend the Contingency Period and amend the Agreement as hereinafter described.

      D. All initially capitalized terms shall have the meaning set forth in the Agreement.

      E. Notwithstanding the fact that the Agreement and Letter Agreement, taken together, provide for automatic termination on July 24, 1996, the parties elected to forego the automatic termination provision as it applied to the July 24, 1996 date only. Said provision shall remain in full force and effect as to the date set forth in this Amendment.

                                   AGREEMENT

    1. Extension of Contingency Period. The Contingency Period, which was July
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3, 1996 under the Agreement, and was extended to July 24, 1996 by the Letter
Agreement, is hereby extended to October 11, 1996. In no event shall there be any further extensions of the Contingency Period.

    2.  Deposit Increase.  Upon execution of this Amendment, Buyer shall deliver
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to Escrow Holder Fifty Thousand Dollars ($50,000), which will increase the
Deposit from Fifty Thousand Dollars ($50,000) to One Hundred Thousand Dollars ($100,000).

    3.  Additional Deposit.  If Buyer elects to go forward towards Closing, on
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October 11, 1996, Buyer shall deliver to Escrow Holder written notice affirmatively approving the transaction as a whole and One Hundred Fifty Thousand Dollars ($150,000) which will increase the Deposit to Two Hundred Fifty Thousand Dollars ($250,000). The Deposit shall thereafter be non-refundable and shall belong to Seller if Escrow does not close for any reason other than (a) Seller's default, or (b) the failure to occur of a Closing condition for Buyer's benefit as set forth in Sections 4.7, 5.2.7, 5.4, Sections 7.1 through 7.3.14,
Section 8.4 and Section 8.5, subject

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to the amendment of Section 4.7 and the substitute representations and warranties of Section 7.3.8, both as set forth below. If, on October 11, 1996, Buyer fails to deliver the written notice affirmatively approving the transaction as a whole or fails to increase the Deposit by One Hundred Fifty Thousand Dollars ($150,000), the Escrow and the Agreement shall be automatically terminated without the need of any further action by either party hereto and, all funds deposited by Buyer shall be refunded to Buyer. Buyer shall have no further rights or interest with respect to the Agreement, the Letter Agreement or the Property.

     4.  Closing. The Closing shall be extended to December 13, 1996.
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     5.  Early Closing.  Notwithstanding any other provision of the Agreement
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or this Amendment, Buyer may elect at any time to close the acquisition of the
Property by giving ten (10) business days' prior written notice to Seller.

     6.  Credit.  At Closing, Seller shall credit Buyer $70,000 towards the
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Purchase Price.  If Buyer is able to negotiate a written reduction in the brokerage commission, the aforementioned credit shall be increased accordingly.

     7.  Escrow Holdback Assignment.  At Closing, Seller will assign to Buyer
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all of its right, title and interest in and to that certain Escrow Holdback
Agreement dated November 3, 1994 by and between Seller, Westlake Village Associates, and First American Title Insurance Company, as modified by that certain letter dated May 5, 1995 from Seller to First American Title Insurance Company and Resolution Trust Corporation. Seller makes no representations or warranties to Buyer regarding Buyer's ability to have the holdback funds disbursed as provided for in the Escrow Holdback Agreement and Buyer's ability to have the holdback funds so disbursed shall not be a condition to Closing.

     8.  Amendment of Section 4.7.  Section 4.7 of the Agreement is deleted in
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its entirety and replaced with the following:

         "Condition of Improvements.  As of the Closing Date, the Improvements
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shall be in good operating condition (subject to normal wear and tear) and
Seller shall not have received written notice from any governmental entity that the use and operation of the Improvements is not in full compliance with all applicable environmental and other Laws."

     9.  Substitute Representations and Warranties of Section 7.3.8 as a
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condition to Close of Escrow.  The representation and warranty in Section 7.3.8
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shall continue to survive as a representation and warranty made by Seller upon the execution and delivery of the Agreement, but the continued truth and accuracy of Section 7.3.8 shall not constitute a condition to the Close of Escrow for the benefit of the Buyer. However, the truth and accuracy of the following substitute representation and warranty shall constitute a condition to the Close of Escrow for the benefit of Buyer:

         "Leases.  In respect of each of the Leases, except as provided in the
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      Rent Roll approved by Buyer and provided in Section 4.4 above, the following

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     information is true and correct: (i) each of the Leases is in full force and effect according to the terms set forth therein and in the Rent Roll and has not been further modified, amended, extended or assigned by Seller, in writing or otherwise, and each Tenant under the Leases is legally required to pay all sums and perform all obligations set forth in the Leases; (ii) all obligations of the Seller, as landlord, under the Leases which have accrued prior to Closing will be performed by Closing; and (iii) Seller has not applied and shall not apply any security deposit from a Tenant to rent or any other obligation due from any Tenant without Buyer's prior written consent."

     10.  Effect on Agreement.  Except to the extent modified by this Amendment
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and the Letter Agreement, the Agreement shall remain in full force and effect.
This Amendment also constitutes an amendment to the instructions to Escrow Holder. In the event that any provision of this Amendment contradicts or is inconsistent with any provision of the Agreement or the Letter Agreement, then the provisions of this Amendment shall prevail.

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the date set forth above.

                                       SELLER:

                                       WESTLAKE PLAZA PARTNERS,
                                       a California limited partnership

                                       By: Pacifica Real Estate Group,
                                           a California corporation,
                                           a General Partner

                                           By: /s/ David A. Brown
                                              ------------------------------
                                              Name David A. Brown
                                                  --------------------------
                                              Title Executive Vice President
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                                      BUYER:

                                      KILROY INDUSTRIES,
                                      a California corporation

                                      By: /s/ Jeffrey C. Hawken
                                         ----------------------------
                                         Name Jeffrey C. Hawken
                                             ------------------------
                                         Title Senior Vice President,
                                               Asset Management
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